Exhibit 10.38

AGREEMENT and PLAN OF MERGER

of

60 DEGREES PHARMACEUTICALS, LLC

This Agreement and Plan of Merger (the “Plan”) for 60 Degrees Pharmaceuticals, LLC, a District of Columbia limited liability company (the “Company”), is made and entered into effective as of June 1, 2022 in accordance with the terms of the Company’s Eighth Amended and Restated Operating Agreement, dated as of December 31, 2021 (the “LLC Agreement”), the

District of Columbia Limited Liability Company Act (the “DC Act”), and the Delaware General Corporation Law (the “DGCL”). Capitalized terms used but not otherwise defined in this Plan have the meanings ascribed to such terms in the LLC Agreement.

RECITALS

WHEREAS, the Company is a limited liability company, formed on September 9, 2010 by the filing of Articles of Organization with the District of Columbia Department of Consumer and Regulatory Affairs Corporations Division (the “DCRA”) pursuant to and in accordance with the DC Act;

WHEREAS, under the terms of the LLC Agreement, the Company is managed by the manager;

WHEREAS, the Company has incorporated as a Delaware corporation effective June 1, 2022, as managed by the sole director;

WHEREAS, the Company wishes to merge with the Delaware corporation effective June 1, 2022;

WHEREAS, a District of Columbia limited liability company may merge into a Delaware corporation under Title 8, Section 264(c) of the DGCL and Section § 29–809.02 of the DC Act;

WHEREAS, it is intended that the merger of the Company will be treated as an exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) for US federal income tax purposes; and

WHEREAS, the manager and the members have approved the merger of the Company into a Delaware corporation (the “Merger”) and the terms of the Plan.

NOW, THEREFORE, the Company does hereby adopt this Plan to effect the merger as follows:

Article 1

TERMS AND CONDITIONS OF CONVERSION

1.       Name of Converting Entity. The name of the converting entity is 60 Degrees Pharmaceuticals, LLC.

2.       Name of Converted Entity. The name of the converted entity is 60 Degrees Pharmaceuticals, Inc. (the “Corporation”), which is incorporated in Delaware concurrent with the filing of the Certificate of Merger.

3.       Certificate of Merger. Pursuant to Title 8, Section 264(c) of the DGCL, the Company shall cause to be filed with the Delaware Secretary of State a certificate of merger in substantially the form attached hereto as Exhibit A (the “Certificate of Merger”).

4.       Effective Date. The Merger shall become effective at the time of filing the Certificate of Merger with the Secretary of State (the “Effective Time”).

5.       Merger. At the Effective Time, the Company shall continue its existence in the organizational form of a Delaware corporation. The Company’s LLC Agreement shall be terminated and of no further force or effect and shall be superseded in their entirety by the Certificate of Incorporation (as defined in Section 9 below) and the By-Laws (as defined in Section 10 below), and no party shall have any further rights, duties, or obligations pursuant to the Company’s LLC Agreement. Notwithstanding the foregoing, the termination of the LLC Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the LLC Agreement.

6.       Approval. This Plan has been approved by the Manager and by the Members holding more than fifty percent (50%) of all outstanding membership interests.

7.       Merger of Membership Interests. The value of each outstanding members ‘membership interest in the Company as set forth in the LLC Agreement shall, without any action on the part of any holder thereof, be automatically converted into common stock in the Corporation, par value $.0001 (the “Common Stock”), equal to five dollars ($5.00) per share of Common Stock. No fractional shares shall be issued in connection with the Merger.

	Shares	Percentage Ownership
Geoffrey Dow	1,888,975	80.42%
Douglas Look	165,938	7.06%
Tyrone Miller	294,029	12.52%
TOTAL	2,348,942	100%

2

The shares of Common Stock into which the membership interests shall be converted at the Effective Time have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of the District of Columbia or any state and may not be transferred, pledged, or hypothecated except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom; any certificates evidencing the Common Stock, if any, or any other securities issued in respect of the Common Stock upon any split, dividend, recapitalization, merger, consolidation, or similar event shall bear any legend required by the Corporation, required under the Securities Act and application state securities laws, or called for by an agreement between the Corporation and any stockholder.

8.       Rights and Liabilities. At the Effective Time:

8.1       All the rights, privileges, and powers of the Company and all property and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Corporation and shall be the property of the Corporation.

8.2       All actions and resolutions of the manager and the member, as applicable, taken or adopted from the inception of the Company prior to the Effective Time shall continue in full force and effect as if the Corporation’s board of directors and the stockholders, respectively, had taken such actions and adopted such resolutions.

8.3       All rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities, and duties of the Company shall remain attached to the Corporation and may be enforced against the Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Corporation in its capacity as a Delaware corporation.

9.       Certificate of Incorporation. A certificate of incorporation of the Corporation in substantially the form attached hereto as Exhibit B (the “Certificate of Incorporation”) shall be filed with the Secretary of State.

10.     By-Laws. The by-laws of the Corporation shall be substantially in the form attached hereto as Exhibit C (the “By-Laws”).]

11.     Board of Directors; Officers. Pursuant to an Organizational Action by Sole Incorporator substantially in the form attached hereto as D, which shall be executed immediately following the filing of the Certificate of Incorporation, the initial directors of the Corporation shall be elected and shall hold such office until the first annual meeting of stockholders, or until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, or removal. Thereafter, immediately following the filing of the Organizational Action by Sole Incorporator, the initial director shall ratify and approve the by-laws of the Corporation substantially in the form attached hereto as Exhibit C (the “Bylaws”) and elect the officers of the Corporation.

3

12.     US Federal Income Tax Consequences. The Merger has been structured to be treated, for US federal income tax purposes, as if the Company transferred its assets to the Corporation for shares of the Corporation’s common stock pursuant to an exchange described in Section 351 of the Code, followed by a distribution of the shares of the Corporation’s common stock to the members in liquidation of the Company, as described in Rev. Rul. 200459.

13.     Amendment or Termination. This Plan may be amended or terminated by the Company and the Merger may be abandoned at any time prior to the Effective Date by the managers, except that the Plan may not be so amended without the written consent of the Members if the effect of such amendment materially alters the rights and obligations of the Members after the Merger.

14.     Counterparts. This Plan may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Plan delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Plan.

15.     Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

4

EXHIBIT A

CERTIFICATE OF MERGER

[ATTACHMENT]

5

EXHIBIT B

CERTIFICATE OF INCORPORATION OF 60 DEGREES PHARMACEUTICALS, INC.

[ATTACHMENT]

6

EXHIBIT C

BY-LAWS OF 60 DEGREES PHARMACEUTICALS, INC.

[ATTACHMENT]

7

EXHIBIT D

ORGANIZATIONAL ACTION BY SOLE INCORPORATOR

[ATTACHMENT]

8

IN WITNESS WHEREOF, the undersigned, having been duly authorized, hereby adopt this Plan as of the date set forth above.

60 Degrees Pharmaceuticals, LLC

By	/s/ GEOFF DOW

GEOFF DOW, SOLE MANAGER

60 Degrees Pharmaceuticals, Inc.

By	/s/ GEOFF DOW

GEOFF DOW, SOLE DIRECTOR

9